                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration
Statements (Nos. 333-06705, 333-30042, 333-89096 and 333-114898) on Form S-8 and
in the Registration Statements (Nos. 333-99201 and 333-122226) on Form S-3 of
our report dated August 16, 2006 for the years ended June 30, 2004, 2005 and
2006, and to the addition of our firm under the caption "Experts" in the
Prospectus, insofar as it relates to our report on the financial statements for the three years ended June 30, 2006.

                                            /s/ Margolin Winer & Evens LLP
                                            ------------------------------------
                                            Margolin, Winer & Evens LLP

Garden City, New York
September 13, 2006